EXHIBIT 99.2

Investor Contact: Steve Belgrad, 303-394-7706	April 20, 2004

Media Contact:
Blair Johnson, 720-210-1439

JANUS CAPITAL GROUP MAKES ANNOUNCEMENT
REGARDING ITS EXCHANGE OFFERS

DENVER — In connection with Janus Capital Group Inc.’s (NYSE: JNS) pending exchange offers for its outstanding 7.00% Senior Notes due 2006 (the “2006 Notes”) and its 7.75% Notes due 2009 (the “2009 Notes” which, together with the 2006 Notes, comprise the “Old Notes”), Janus today announced that it is granting withdrawal rights to those holders who have previously tendered in the exchange offers. In the exchange offers, Janus is offering to exchange, for each $1,000 principal amount of Old Notes, a principal amount of a new series of Senior Notes due 2014 (the “New Notes”) based on the “total exchange price” for the series of Old Notes tendered. Holders who have previously tendered into the offer may withdraw such tenders until 5 p.m. EDT on April 21, 2004. Janus currently anticipates that the offers will expire at 5 p.m. EDT on April 21, 2004, unless further extended. Holders of Old Notes may tender their Old Notes until the expiration of the exchange offers.

The offering of New Notes in the exchange offers is being made only to holders of Old Notes who have verified to Janus that they are “qualified institutional buyers” or “accredited investors” as defined in the Securities Act of 1933.

The New Notes have not been and will not be registered under the Securities Act or any state securities laws. Therefore, the New Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws.

This press release is for information purposes only and should not be used or construed as an offer to sell, a solicitation of an offer to buy, or a recommendation for any security. The exchange offers are being made only pursuant to an offering memorandum and related letter of transmittal and only to such persons and in such jurisdictions as is permitted under applicable law.

Regulatory Update

As previously disclosed, Janus is in discussions with the Securities and Exchange Commission and the Offices of the New York Attorney General, the Colorado Attorney General and Colorado Securities Commissioner to seek to resolve various investigations pertaining to market timing and other trading practices. Based on Janus’ most recent discussions, any such settlement could include, but may not be limited to, sanctions, penalties, payments to the firm’s mutual funds or fund shareholders, the reduction of future management fees, and structural changes in the governance of Janus’ mutual fund business. Janus cannot predict the amounts that may be agreed to as part of any such settlement or whether it will, in fact, reach a settlement. The potential liabilities for costs or charges related to any such settlement, the regulatory investigations and related civil lawsuits may be material, and could exceed the amount of the reserve that Janus disclosed it has previously established.

About Janus Capital Group Inc.

Based in Denver, Colorado, Janus Capital Group Inc. is a leading asset manager offering individual investors and institutional clients complementary asset management disciplines through the firm’s global distribution network. Outside the U.S. it has offices in London, Hong Kong, Tokyo, and Milan.

Janus Capital Group consists of Janus Capital Management LLC, Enhanced Investment Technologies, LLC (INTECH), Bay Isle Financial LLC and Capital Group Partners. Janus Capital Group owns 30% of Perkins, Wolf, McDonnell and Company, LLC and approximately 9% of DST Systems, Inc.

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This press release includes statements concerning potential future events involving Janus Capital Group Inc. that could differ materially from the events that actually occur. The differences could be caused by a number of factors including those factors identified in Janus’ Annual Report on Form 10-K for the year ended December 31, 2003 on file with the Securities and Exchange Commission (Commission file no. 001-15253). Janus will not update any forward-looking statement made in this press release to reflect future events or developments.